UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Lead Director

On May 7, 2013, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") elected Ronald V. Waters, III, as Lead Director of the Corporation for a term of one (1) year, commencing May 7, 2013, or until his replacement is elected.  For his services as Lead Director, Mr. Waters will receive an annual retainer of $15,000 in addition to the annual retainer paid to Mr. Waters as a member of the Board.  Mr. Waters currently is a member of the Human Resources and Compensation Committee of the Board and has been a Director of the Corporation since 2002.

HNI Corporation 2007 Stock-Based Compensation Plan

At the Corporation's annual meeting of shareholders on May 7, 2013 (the "2013Annual Meeting"), the Corporation's shareholders approved an amendment to the HNI Corporation 2007 Stock-Based Compensation Plan (the "Plan").  The Plan was amended to increase the number of shares available for issuance under the Plan by 4,000,000, including an increase in the number of shares available for issuance as restricted stock, restricted stock units, deferred share units, performance share awards, stock grant awards and dividend equivalent awards by 1,000,000 shares.  The Plan permits the Corporation to issue to its members (i.e., employees), including the Corporation’s principal executive officer, principal financial officer and named executive officers, stock-based compensation awards in the form of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, bonus stock and dividend equivalent awards.

A summary of the Plan was provided under the heading "Proposal No. 4 – Approval of an Amendment to the HNI Corporation 2007 Stock-Based Compensation Plan" beginning on page 46 of the Corporation's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2013 (the "Proxy Statement"), and is incorporated herein by reference.  The foregoing description and summary of the Plan are qualified in their entirety by reference to the full text of the Plan, as amended, filed as Exhibit 10.1 to this report on Form 8-K.

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Corporation held the 2013 Annual Meeting to:  (i) elect four directors to the Board – one for a term of two years and three for a term of three years; (ii) ratify the selection of PricewaterhouseCoopers LLP by the Corporation's Audit Committee as the Corporation's independent registered public accountant for the fiscal year ending December 28, 2013; (iii) hold an advisory (nonbinding) vote to approve named executive officer compensation; and (iv) approve an amendment to the Plan.  As of March 8, 2013, the record date for the 2013 Annual Meeting, there were 45,447,193 outstanding shares of the Corporation's common stock eligible to vote.

Proposal No. 1 – Election of Directors.  The Corporation's shareholders approved the one nominee for election to the Board for a term expiring at the Corporation's 2015 Annual Meeting of Shareholders with votes as follows:

Director	For	Against	Abstain	Broker Non-Votes
Mary H. Bell	35,740,481	331,730	122,951	4,026,993

The Corporation's shareholders approved three nominees for election to the Board for a term expiring at the Corporation's 2016 Annual Meeting of Shareholders with votes as follows:

Director	For	Against	Abstain	Broker Non-Votes
James R. Jenkins	35,810,254	247,685	137,223	4,026,993
Dennis J. Martin	35,648,619	411,626	134,917	4,026,993
Abbie J. Smith	35,718,132	349,540	130,490	4,026,993

The Corporation's other Directors:  (i) Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern continue to serve as directors for terms ending at the Corporation's 2014 Annual Meeting of Shareholders; and (ii) Stan A. Askren and Ronald V. Waters, III continue to serve as directors for terms ending at the Corporation's 2015 Annual Meeting of Shareholders.

Proposal No. 2 – Ratification of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2013.  The Corporation's shareholders ratified the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending December 28, 2013 with votes as follows:

For	Against	Abstain	Broker Non-Votes
39,453,001	603,227	165,927	-0-

Proposal No. 3 – Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation.  The Corporation's shareholders approved, on an advisory (nonbinding) basis, the compensation awarded by the Corporation to its Named Executive Officers as disclosed in the Proxy Statement with votes as follows:

For	Against	Abstain	Broker Non-Votes
35,034,168	769,342	391,652	4,026,993

Proposal No. 4 – Approval of an Amendment to the 2007 Stock-Based Compensation Plan.  The Corporation's shareholders approved an amendment to the Plan with votes as follows:

For	Against	Abstain	Broker Non-Votes
32,657,328	2,668,355	869,479	4,026,993

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

Exhibit No.            Description

10.1	HNI Corporation 2007 Stock-Based Compensation Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: May 9, 2013	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.             Description

10.1	HNI Corporation 2007 Stock-Based Compensation Plan, as amended.